Exhibit 99.1

Marketing Specialists Corporation 17855 Dallas Parkway, Suite 310 Dallas, TX 75287 (Nasdaq: MKSP)

FOR IMMEDIATE RELEASE DATE: August 22, 2000	Contact: Randall Oxford (972) 349-6580

MARKETING SPECIALISTS CORPORATION
APPOINTS NEW CHIEF FINANCIAL OFFICER

Tandy Corp. Veteran Brings 27 Years of Experience
in Financial and Operations Management

          DALLAS... August 22, 2000 - Marketing Specialists Corporation (Nasdaq: MKSP), a leading provider of outsourced sales and marketing services to manufacturers, suppliers and producers of food products and consumer goods, today announced the appointment of Terry L. Crump, 50, to the position of executive vice president and chief financial officer, responsible for all finance, tax, accounting, SEC reporting, investor relations and financial planning functions.

          Mr. Crump replaces Timothy M. Byrd, 44, who returns full-time to the position of CFO at Mary Kay Holding Corp., the parent corporation of Mary Kay Inc., one of the world's largest direct selling companies, and Richmont Capital Partners. Mr. Byrd, who will continue to serve as a director of Marketing Specialists, had been serving as the top financial executive of both Marketing Specialists and Mary Kay Holding Corp. since being named CFO of Marketing Specialists in October 1999.

          Mr. Crump joins Marketing Specialists from Worldwide Flight Services, an airline service company with annual revenues exceeding $300 million, where he served as special consultant and acting CFO. Prior to that, he served from 1996 through 1999 as executive vice president and CFO for O'Sullivan Industries Holdings, Inc., a company with annual sales of $380 million. From 1975 to 1996, Crump served in numerous capacities for Tandy Corporation, with his most recent position being vice president and controller for Tandy Retail Services, directing the accounting for multi-location manufacturing and product repair and parts organizations with annual sales in excess of $350 million.

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MARKETING SPECIALISTS CORPORATION APPOINTS NEW CHIEF FINANCIAL OFFICER	PAGE 2 OF 2

          "Terry's significant experience in financial and operations management will serve Marketing Specialists well as we have recently realigned our company to focus more closely on our valued business partners and operate more effectively in this increasingly competitive industry," said Gerald Leonard, president and chief executive officer of Marketing Specialists. "His strong background in multi-location operations, in addition to operational restructuring, profit generation and return on shareholder investment, will provide Marketing Specialists with economic leadership that will enhance our strength as a company, and ultimately benefit the manufacturers and retailers with whom we partner."

          Based in Dallas, Marketing Specialists Corporation provides outsourced sales, marketing and merchandising services to manufacturers of food and other consumer products. With more than 6,000 associates located in 65 markets throughout the nation, the Company is one of the largest food brokers in the United States.

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dial 1-800-PRO-INFO. Use the Company's code, MKSP.

Or visit the Company's pages at www.frbinc.com.

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This press release contains forward-looking statements within the meaning of Section 27a of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Reliance should not be placed on forward-looking statements because they involve unknown risks, uncertainties and other factors, which are, in some cases, beyond the control of Marketing Specialists. Actual events, performance and results could differ materially from the anticipated events, performance or results expressed or implied by such forward-looking statements. The factors which may cause such differences include, among other things, Marketing Specialists' ability to consummate any of the transactions contemplated by the letters of intent to which Marketing Specialists is a party; Marketing Specialists' ability to successfully integrate any future and past acquisitions; the competitive environment; and general economic conditions. For further information, please refer to the Company's filings with the Securities and Exchange Commission.

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